 Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF DELTATHREE AND GO2CALL

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been prepared to give effect to the combination of deltathree Inc. (“Deltathree”) and Go2call.com, Inc (“Go2Call”). The unaudited pro forma combined financial statements were prepared using the historical consolidated financial statements of Deltathree and historical financial statements of Go2Call. Please note that the unaudited pro forma combined financial statements should be read in conjunction with historical financial statements of Deltathree and Go2Call, respectively. This information can be found in the Deltathree Annual Report on Form 10-K for the calendar year ended December 31, 2006 and for Go2Call in item 9.01(a) of this Current Report on Form 8-K/A.

The unaudited pro forma combined balance sheet as of December 31, 2006 combines the consolidated balance sheet of Deltathree and the balance sheet of Go2Call as of December 31, 2006 and gives effect to the acquisition as if the acquisition occurred on December 31, 2006.

The unaudited pro forma combined statement of operations for the year ended December 31, 2006 gives effect to the acquisition as if it occurred on January 1, 2006 the first day Deltathree’s calendar year. The unaudited pro forma combined statements of operations for the year ended December 31, 2006 combines the consolidated statement of operations of Deltathree and the statement of operations of Go2Call for the year ended December 31,2006 and does not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition, nor any non-recurring expenses resulting from the transaction or any additional costs that Deltathree will be required to incur post-acquisition.

The purchase price allocation included in the accompanying unaudited pro forma combined financial statements is preliminary and is based on information that was available to management at the time the unaudited pro forma combined financial statements were prepared. Accordingly, the purchase price allocation is subject to change and impact of such change could be material.

The accompanying unaudited pre forma combined financial statements have been prepared for illustrative purposes only and o not purport to be indicative of the actual results that would have been achieved by he combined company for the periods presented or that will be achieved by the combined company in the future.

DELTATHREE, INC.
PRO FORMA CONSOLIDATED BALANCE SHEETS
December 31, 2006
(Unaudited)

($ in thousands)

	Deltathree	Go2Call		Pro Forma	Pro Forma
	Dec. 31, 2006	Dec. 31, 2006		Adjustment	Combined
ASSETS
Current assets:
Cash and cash equivalents	$3,790	$63	(a)	-63	$1,340
			(c)	-2450
Restricted cash and short-term investments	12,067	75	(a)	-75	$12,067
Accounts receivable, net (Note 3)	1,286	104	(a)	-104	$1,286
Prepaid expenses and other current assets (Note 4)	444	542	(a)	-542	$444
Inventory	155	7	(a)	-7	$155
Total current assets	17,742	791		-3241	$15,292

Restricted cash and long-term investments	1,085	0		0	$1,085

Property and equipment:
Property and equipment, net	3,458	900	(a)	(900)	$3,509
			(e)	51
Intangible Assets
Customer Contracts			(f)	7,652	$7,652

Deposits	110	0			$110

Other assets:
Deferred taxes	-	1,932	(a)	(1,932)	$0
Other intangible assets	-	119	(a)	(119)	$0
Other assets	-	15	(a)	(15)	$0
Total other assets	-	2,066	(a)

Total assets	$22,395	$3,757		$1,496	$27,648

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,916	$1,545	(a)	(1,545)	$3,341
			(d)	425
Short term debt	-	507	(a)	(507)	-
Current portion of long term debt	-	290	(a)	(290)	-
Deferred gain on sale of equipment, current portion		25	(a)	(25)	-
Deferred revenues	1,099	775	(a)	(775)	1,724
			(g)	625
Other current liabilities (Note 5)	1,545	98	(a)	(98)	1,545
Total current liabilities	5,560	3,240		(2,190)	$6,610
Long-term liabilities:
Deferred gain on sale of equipment, net of current portion		16	(a)	(16)	-
Long term debt		297	(a)	(297)	-
Severance pay obligations (Note 6)	217	0	(a)		217
Total liabilities	5,777	313		(313)	6,827
Commitments and contingencies (Note 7)

Stockholders’ equity (Note 8):
Share capital:
Net liabilities assumed shares;		204	(a)	(204)	-
issued and outstanding: 29,808,214 at December 31, 2006; 29,739,232 at December 31, 2005	30		(c)		30

Class B Common stock par value $0.001; authorized 1,000; issued and outstanding: no shares at December 31, 2006 and 2005
Preferred stock, par value $0.001; authorized 25,000,000 shares; issued and outstanding: no shares at December 31, 2006 and 2005
Additional paid in capital	168,030		(b)	4,203	172,233
Accumulated deficit	-151,442				-151,442

Total stockholder's equity	$16,618	$204		$3,999	$20,821

Total liabilities and stockholder's equity	$22,395	$3,757		$1,496	$27,648

DELTATHREE, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

($ in thousands, except share data)	deltathree, Inc.	Go2Call.com, Inc.		Pro Forma	Pro Forma
	December 31, 2006	December 31, 2006		Adjustments	Combined

Revenues (Note 11):	$37,953	$10,568			$48,521
Costs and operating expenses:
Cost of revenues (exclusive of $615, $822 and $1,218
depreciation included in a separate line below, respectively)
	24,375	8,043			32,418
Research and development expenses (Note 9)	4,043				4,043
Selling and marketing expenses	4,956				4,956
General and administrative expenses	3,088	4,011			7,099
Depreciation and amortization	1,543	400	(h)	1,530	3,112
			(i)	3
			(j)	(364)
Total costs and operating expenses	38,005	12,454		1,169	51,628

Loss from operations	(52)	(1,886)		1,169	(3,107)
Interest income (loss), net	620				620
Financing expenses, net		125			125
Loss before income taxes	$568	(2,011)		1,169	(2,612)
Income taxes (Note 10)	61	0			61
Net loss	$507	(2,011)		1,169	(2,673)
Net loss per share-basic	$0.02				$0.08
Net loss per share-diluted	$0.02				$0.08
Basic weighted average number of shares outstanding	29,771,470	N/A		2,959,831	32,731,301

Diluted weighted average number of shares outstanding	30,129,011	N/A		2,959,831	33,088,842

(1)	Basis of Presentation

On February 19, 2007, deltathree, Inc. (“Deltathree”), completed the acquisition of the Go2Call.com, Inc. (“Go2Call”) operations.

The unaudited pro forma combined balance sheet gives effect to the acquisition of Go2Call as if it had occurred on December 31, 2006. The Deltathree consolidated balance sheet information was derived from its December 31, 2006 consolidated balance sheet included in its Annual Report on Form 10-K for the year ended December 31, 2006. The balance sheet of Go2Call was derived from the audited financial statements of Go2Call as of December 31, 2006 which is included herein.

The acquisition was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma combined financial statement, is allocated to the net tangible and intangible assets of the business acquired In connection with the Asset Transfer Agreement (the “Agreement”), based on the estimated fair values as of the completion of the acquisition. Management has estimated the fair value of assets acquired and liabilities assumed based on the estimated fair values as of the completion of the acquisition. Management has estimated the fair value of assets acquired and liabilities assumed based on the fair value attributable to the actual net tangible and intangible assets and liabilities of Go2Call that existed as of the date of the completion of the acquisition.

The unaudited pro forma combined statement of operations gives effect to the acquisition of Go2Call as if it had occurred on January 1, 2006, the first day of Deltathree’s calendar year.

(2)	Preliminary Purchase Price Allocation

The preliminary estimated purchase price is approximately $7.7 million, which has been determined as follows (in thousands):

Cash paid	$2,450
Stock issued	4,203
Liabilities assumed	625
Estimated deal costs	425
Total estimated purchase price	$7,703

Under the purchase method of accounting, the total estimated purchase price is allocated to the acquired net tangible and intangible assets based on their estimated fair values as of the date of the completion of the acquisition. Based on management estimates of the fair values, the preliminary estimated purchase price allocation is as follows (in thousands):

Intangibles-Customer contracts and relationships	$7,652
Fair value of assets acquired	51
Total allocated purchase price	$7,703

The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

(a)	Adjustment to eliminate the net balances on the Go2Call balance sheet, since deltathree did not purchase the stock of Go2Call, just the operations.
(b)	Adjustment to record the 2,959,831 shares of stock at $1.42 per share issued in conjunction with the purchase of Go2Call.
(c)	Adjustment to show the total cash used to purchase Go2Call, approximately $2.8 million, adjusted for 50% the deferred revenue given credit for during the closing, not to exceed $350,000.
(d)	Adjustment to record estimated acquisition costs, which consists mostly of legal, accounting and marketing costs related to incentivizing the new customers to use our systems.
(e)	Adjustment to record the fair value of the assets purchased.
(f)	Adjustment to record the Intangible assets associated with the purchase of Go2Call, allocated to Customer Accounts.
(g)	Adjustment to record deferred revenue assumed as part of the acquisition.
(h)	To adjust for the amortization of the customers lists purchased.
(i)	To adjust for the depreciation on the fair value of the assets acquired.
(j)	To adjust for depreciation expense associated with fixed assets remaining with Go2Call. Substantially all assets, except for pro-forma assets in adjustment (e), remained with Go2Call.